                                                                    Exhibit 5(a)
                                                                    ------------

[LOGO]                                               GE Retirement Answer(SM)
GE Life & Annuity                                       Billing Statement
-----------------                                Billing Date: December 30, 2001

Contract Number:                            Billing Summary:
                                             Total current Amount Due    $284.44
Owner:                                       Total Past Due Amount          0.00
                                             Total Late Payment Charges     0.00
Representative:                             Total Amount Due             $284.44
                                            Due Date:                 02/27/2002


Billing Detail:                                   Important Numbers:
Scheduled Installment............ $1,000.00       Customer Service  800-352-9910
    - Immediate Installments.....   (800.00)      Contract Values   800-891-9324
                                  ---------       Web Assistance    800-355-5833
Scheduled Purchase Payment....... $  200.00
    +Rider Purchase Payment
         Joint Annuitant Life....     15.00
         Disability..............     15.00
         Unemployment............     20.00
    +Billing Charge..............     10.00
    +Past Due Amount.............      0.00
    +Late Payment Charges........      0.00
===========================================
Total Amount Due                  $  284.44
===========================================

Important Notice:
Thank you for your prompt payment. We appreciate the opportunity to serve you. If you are interested in setting up Automatic Withdrawals from your Bank Account please contact our service department at 800-352-9910, by taking this action you can avoid $10 monthly billing charges.

GE Retirement Answer provides valuable benefits to you and your family. In-order to preserve future benefits, $284.44 should be received prior to 02/27/2002.

   GE Life and Annuity Assurance Company 6610 West Broad Street PO Box 27601
                           Richmond, Virginia 23261
                          www.gefinancialservice.com
--------------------------------------------------------------------------------
            Please detach and return this portion with your payment


[LOGO]                                  Billing Date:      December 30, 2001
GE Life & Annuity                       Contract Number:
-----------------

Owner:                                  Total Amount Due:  $260.00
                                        Due Date:          02/27/2002


                                        Amount Remitted: _____________________

                                        Annuity Servicing
                                        P.O. Box 281001
                                        Atlanta GA 30384-1001

[LOGO]                                               GE Retirement Answer(SM)
GE Life & Annuity                                    Notice of Possible Lapse
-----------------                                Billing Date: December 30, 2001

Contract Number:                            Billing Summary:
                                             Total current Amount Due    $284.44
Owner:                                       Total Past Due Amount          0.00
                                             Total Late Payment Charges     0.00
Representative:                             Total Amount Due             $284.44
                                            Due Date:                 02/27/2002


Billing Detail:                                   Important Numbers:
Scheduled Installment............ $1,000.00       Customer Service  800-352-9910
    - Immediate Installments.....   (800.00)      Contract Values   800-891-9324
                                  ----------      Web Assistance    800-355-5833
Scheduled Purchase Payment....... $  200.00
    +Rider Purchase Payment
         Joint Annuitant Life....     15.00
         Disability..............     15.00
         Unemployment............     20.00
    +Billing Charge..............     10.00
    +Past Due Amount.............      0.00
    +Late Payment Charges........      0.00
============================================
Total Amount Due                  $  284.44
============================================

Important Notice:
GE Retirement Answer provides valuable protection for you and your family. Your contract needs immediate attention in order to maintain the Guaranteed Minimum Income Payment.

A.  Past due payments must be repaid within one year of the payment due date.
B. Outstanding withdrawals must be repaid within One year of the withdrawal date.
C. Caution: 10 payments have been paid beyond the scheduled due date. No more than 24 payments can be paid outside the grace period to keep the Guaranteed Minimum Income Payment in effect

If you have any questions concerning this notice please contact our Customer Service Center at 800-352-9910.

   GE Life and Annuity Assurance Company 6610 West Broad Street PO Box 27601
                            Richmond, Virginia 23261
                           www.gefinancialservice.com
--------------------------------------------------------------------------------
            Please detach and return this portion with your payment


[LOGO]                                  Billing Date:      December 30, 2001
Ge Life & Annuity                       Contract Number:
-----------------

Owner:                                  Total Amount Due:  $260.00
                                        Due Date:          02/27/2002


                                        Amount Remitted: _____________________

                                        Annuity Servicing
                                        P.O. Box 281001
                                        Atlanta GA 30384-1001

[LOGO]                                               GE Retirement Answer(SM)
GE Life & Annuity                                    Missed Payment Reminder
-----------------                                Billing Date: December 30, 2001

Contract Number:                            Billing Summary:
                                             Total current Amount Due    $284.44
OWNER:                                       Total Past Due Amount          0.00
                                             Total Late Payment Charges     0.00
Representative:                             Total Amount Due             $284.44
                                            Due Date:                 02/27/2002


Billing Detail:                                   Important Numbers:
Scheduled Installment............ $1,000.000      Customer Service  800-352-9910
    - Immediate Installments.....    (800.00)     Contract Values   800-891-9324
                                  ----------      Web Assistance    800-355-5833
Scheduled Purchase Payment....... $   200.00
    +Rider Purchase Payment
         Joint Annuitant Life....      15.00
         Disability..............      15.00
         Unemployment............      20.00
    +Billing Charge..............      10.00
    +Past Due Amount.............       0.00
    +Late Payment Charges........       0.00
============================================
Total Amount Due                   $  284.44
============================================

Important Notice:
GE Retirement Answer provides valuable protection for you and your family. We have not received all of the Scheduled Installments due on this contract. Your contract is currently past due and needs immediate attention in order to maintain the Guaranteed Minimum Income Payment.
The 30 Day Grace period has expired and we have not received the Total Past Due Scheduled Installment(s).
Repayment of this Past Due Amount must be received within 1 year of the Date the Payment was due. Failure to repay late payments within 1 year will result in loss of Guaranteed Minimum Income Payment. Interest charges will be applied to all amounts past due.

If you have any questions concerning this missed payment please contact our Customer Service Center at 800-352-9910.

   GE Life and Annuity Assurance Company 6610 West Broad Street PO Box 27601
                            Richmond, Virginia 23261
                           www.gefinancialservice.com
--------------------------------------------------------------------------------
            Please detach and return this portion with your payment


[LOGO]                                  Billing Date:      December 30, 2001
GE Life & Annuity                       Contract Number:
-----------------

Annuitant:                              Total Amount Due:  $260.00
                                        Due Date:          02/27/2002


                                        Amount Remitted: _____________________

                                        Annuity Servicing
                                        P.O. Box 281001
                                        Atlanta GA 30384-1001

[LOGO]                                               GE Retirement Answer(SM)
GE Life & Annuity                               Notice of Outstanding Withdrawal
-----------------                                Billing Date: December 30, 2001

Contract Number:                            Billing Summary:
                                             Total current Amount Due    $284.44
OWNER:                                       Total Past Due Amount          0.00
                                             Total Late Payment Charges     0.00
Representative:                             Total Amount Due             $284.44
                                            Due Date:                 02/27/2002


Billing Detail:                                   Important Numbers:
Scheduled Installment............ $1,000.000      Customer Service  800-352-9910
    - Immediate Installments.....    (800.00)     Contract Values   800-891-9324
                                  ----------      Web Assistance    800-355-5833
Scheduled Purchase Payment....... $   200.00
    +Rider Purchase Payment
         Joint Annuitant Life....      15.00
         Disability..............      15.00
         Unemployment............      20.00
    +Billing Charge..............      10.00
    +Past Due Amount.............       0.00
    +Late Payment Charges........       0.00
============================================
Total Amount Due                  $   284.44
============================================

Important Notice:
GE Retirement Answer provides valuable protection for you and your family. Your contract needs immediate attention in order to maintain the Guaranteed Minimum Income Payment.
A Partial Withdrawal is outstanding on your contract. Please repay this withdrawal with interest by (Date of Withdrawal Plus 1 Year). Failure to repay the withdrawal within 1 year will result in loss of Guaranteed Minimum Income Payment.

If you have any questions concerning this notice please contact our Customer Service Center at 800-352-9910.

   GE Life and Annuity Assurance Company 6610 West Broad Street PO Box 27601
                            Richmond, Virginia 23261
                           www.gefinancialservice.com
--------------------------------------------------------------------------------
            Please detach and return this portion with your payment


[LOGO]                                  Billing Date:      December 30, 2001
GE Life & Annuity                       Contract Number:
-----------------

Annuitant:                              Total Amount Due:  $260.00
                                        Due Date:          02/27/2002


                                        Amount Remitted: _____________________

                                        Annuity Servicing
                                        P.O. Box 281001
                                        Atlanta GA 30384-1001